BANK OF THE WEST

May 3, 2012

Amyris, Inc.
5885 Hollis Street, Suite 100
Emeryville, CA 94608

May 3, 2012

Re: Revolving Credit Facility dated December 23, 2010 between Amyris, Inc. and Bank of the West

Ladies and Gentlemen:

As parties to the Revolving Credit Facility described above (as amended, modified, or waived, the "Agreement"), BANK OF THE WEST (the "Lender") and AMYRIS, INC.,. a Delaware corporation (the "Borrower"), agree to amend the Agreement as set provided in this letter (this "Amendment"). Capitalized terms used, but not otherwise defined in this Amendment, are used as defined in the Agreement.

1. Amendments. The Agreement is hereby amended as follows:

(a) Commitment. The Commitment is reduced by deleting the amount of "$10,000,000" in Paragraph 1(a) of the Agreement and inserting in lieu of such amount the new Commitment amount of, "$2,263,608."

(b) LC Sublimit. The LC Sublimit is reduced by deleting the amount of "$5,000,000" in Paragraph 1(h) of the Agreement and inserting in lieu of such amount the new LC Sublimit amount of "$2,263,608."

(c) Reporting of Liquidity. A new subparagraph (v) is added to Paragraph 4(a) of the Agreement immediately after subparagraph (iv) and prior the final unnumbered paragraph in Paragraph 4(a) to read as follows:

(iv) no later than the second Business Day of each week, a report that is in form and substance satisfactory to the Lender setting forth the Liquidity maintained by the Borrower as of the end of the immediately preceding week.

(d) Current Ratio. The Current Ratio is reduced by deleting the ratio of "2.00 to 1.00" in Paragraph 4(c)(ii) of the Agreement and inserting in lieu of such ratio the new ratio of "1.30 to 1.00."

(e) Unrestricted Cash. A new subparagraph (iii) is added to Paragraph 4(c) of the Agreement immediately after subparagraph (ii) and prior to Paragraph 5 to read as follows:

(iii) at all times, maintain unrestricted cash balances in deposit accounts with the Lender in an aggregate amount not less than Fifteen Million Dollars ($15,000,000).

(f) Remedies. A new sentence, is added at the end of the last paragraph in Paragraph 5 of the Agreement and immediately prior to Paragraph 6 to read as follows:

Without limiting the generality of the foregoing and the rights and remedies of the Lender under each Letter of Credit Application, the Borrower shall, in accordance with Paragraph 1(h)(viii), upon an Event of Default, immediately cash collateralize all outstanding Letter of Credit obligations.

2. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to Lender that: (a) there is no event which is, or with notice or lapse of time or both would be, an Event of Default under the Agreement except those events, if any, that have been disclosed in writing to the Lender or waived in writing by the Lender, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound, and d) this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers.

3. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

4. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

Please indicate your acceptance of this Amendment on the foregoing terms and conditions by returning an executed copy to the Lender.

BANK OF THE WEST

By /s/ Lebbeus S. Case, Jr.
Typed Name: Lebbeus S. Case, Jr.
Title: Vice President and Senior Relationship Manager

Accepted and agreed as of May 3, 2012:

AMYRIS, INC.

By /s/ Steven R. Mills
Typed Name: Steven R. Mills
Title: Chief Financial Officer

INCUMBENCY AND ORGANIZATIONAL CERTIFICATE OF CORPORATE SECRETARY

The undersigned hereby certifies to the Lender that:

(1) the undersigned is authorized to deliver this Certificate on behalf of the Borrower,

(2) the following-named individual is duly elected, qualified and acting Chief Financial Officer of the Borrower, and the signature set opposite his name and office is his true and authentic signature:

Name	Title	Specimen Signature
Steven Mills	Chief Financial Officer	/s/ Steven R. Mills

(3) the Borrower has previously delivered to the Lender a true, correct and complete copy of its organization documents (collectively, the "Delivered Organization Documents"),

(4) since such delivery, there have been no changes in the Delivered Organization Documents, and no such document has been repealed, revoked, rescinded or amended in any respect and each remains in full force and effect,

(5) the Borrower remains in good standing in the State of Delaware,

(6) the resolutions delivered to the Lender by the Borrower on or prior to the date of the Agreement authorize the execution, delivery and performance of the foregoing Amendment and have not been repealed, revoked, rescinded, amended or modified in any respect,

(7) such resolutions authorize any officer of the Borrower to execute the foregoing Amendment on behalf of the Borrower,

(8) the Lender may conclusively rely on this Certificate unless and until superseding documents shall be delivered to Lender.

Executed as of this 3rd day of May, 2012

By: /s/ Gary Loeb
Name: Gary Loeb
Title: General Counsel and Corporate Secretary